Exhibit 99.1

For Immediate Release

Contacts:

Investor Relations: Gregg Kvochak, (310) 556-8550

For Media: Mike Distefano, (310) 843-4199

Korn/Ferry International Announces First Quarter Fiscal 2013

Results of Operations

Highlights

•	Q1 FY’13 fee revenue decreased 9.5% to $186.7 million, compared to $206.3 million in the same quarter last year, a 6% decline on a constant currency basis.

•	Fee revenue in Leadership & Talent Consulting and Futurestep services grew 6.6% and 2.2%, respectively, from Q1 FY’12 to Q1 FY’13, a 9% and 7% increase, respectively, on a constant currency basis.

•	Q1 FY’13 diluted earnings per share was $0.22, compared to diluted earnings per share of $0.33 in Q1 FY’12.

Los Angeles, CA, September 5, 2012—Korn/Ferry International (NYSE: KFY), a premier global provider of talent management solutions, announced Q1 FY’13 diluted earnings per share of $0.22 compared to diluted earnings per share of $0.33 in Q1 FY’12.

“The global business environment remains challenging; however I am pleased with Korn/Ferry’s overall strategic progress. The importance of our strategy and business model was further evidenced by the year over year growth of our broader talent management offerings,” said Gary D. Burnison, CEO of Korn/Ferry International. “Continuing with the commitment to our strategy, I am excited about our recent acquisition of Global Novations, a widely respected provider of diversity, inclusion and leadership development offerings. Today’s global organizations put a high premium on cultural dexterity and diverse leaders who can motivate and move workforces across borders. With the world growing flatter, and smaller, and more diverse, Global Novations’ expertise in this fast growing market will be a strong asset to our clients.”

Financial Results

(dollars in millions, except per share amounts)

	First Quarter
	FY’13	FY’12
Fee revenue	$186.7	$206.3
Total revenue	$196.0	$214.6
Operating income	$17.0	$25.9
Operating margin	9.1%	12.6%
Net income	$10.4	$15.4
Basic earnings per share	$0.22	$0.34
Diluted earnings per share	$0.22	$0.33

Fee revenue was $186.7 million in Q1 FY’13 compared to $206.3 million in Q1 FY’12, a decrease of $19.6 million or 10%, (of which $7.5 million related to foreign currency), which reflects a $22.0 million decrease in Executive Recruitment fee revenue partially offset by a $1.7 million and $0.7 million increase in fee revenue in Leadership & Talent Consulting and Futurestep, respectively. The decrease in fee revenue was driven by a 7% decrease in the weighted-average fee billed per engagement and a 3% decrease in the overall number of engagements billed compared to the year-ago fiscal quarter. Weighted-average fee billed per engagement is impacted by the mix of engagements by geography and segment, and fluctuating foreign currencies. The decrease in fee revenue was driven by decreases in the industrial, financial services and consumer sectors. On a constant currency basis, fee revenue decreased $12.1 million, or 6%.

Compensation and benefit expenses were $128.0 million in Q1 FY’13, a decrease of $9.4 million, or 7%, (of which $4.6 million related to foreign currency) compared to $137.4 million in Q1 FY’12. The decrease in compensation and benefit expenses was primarily due to a 6% decrease in performance related compensation expense, salaries and related payroll taxes in Q1 FY’13 compared to Q1 FY’12 primarily due to a decrease in the number of consultants compared to Q1’ FY12. On a constant currency basis, compensation and benefits decreased $4.8 million, or 3%.

General and administrative expenses were $33.4 million in Q1 FY’13, a decrease of $1.4 million, or 4%, from $34.8 million in Q1 FY’12. This decrease is attributable to a decrease in travel related expenses and bad debt expense. The decrease in travel related expenses was due to the ongoing cost control initiatives implemented by the Company to reduce costs while the decrease in bad debt expense is due to a decline in historical bad debt trends. On a constant currency basis, general and administrative expenses increased $0.7 million, or 2%.

Operating income was $17.0 million in Q1 FY’13 compared to operating income of $25.9 million in Q1 FY’12, a decrease of $8.9 million, or 34%.

Balance Sheet and Liquidity

Cash and marketable securities were $332.9 million and $281.2 million at July 31, 2012 and 2011, respectively, compared to $417.7 million at April 30, 2012. Cash and marketable securities include $91.1 million and $82.2 million held in trust for deferred compensation plans at July 31, 2012 and April 30, 2012, respectively. Cash and marketable securities decreased by $84.8 million from April 30, 2012, mainly due to the payment of FY’12 annual bonuses in Q1 FY’13, partially offset by cash provided by operating activities.

Results by Segment

Beginning Q1 FY’13, the Company will begin reporting its Leadership & Talent Consulting business as a separate segment. The Company now operates in three global business segments: Executive Recruitment, Leadership & Talent Consulting and Futurestep. This change has no impact on previously reported consolidated net income or earnings per share.

Selected Executive Recruitment Data

(dollars in millions)

	First Quarter
	FY’13	FY’12
Fee revenue	$127.4	$149.4
Total revenue	$133.2	$155.5
Operating income	$22.4	$33.1
Operating margin	17.6%	22.1%

Ending number of consultants	415	433
Average number of consultants	408	437
Engagements billed	2,631	3,077
New engagements (a)	1,210	1,403

(a)	Represents new engagements opened in the respective period.

Fiscal 2013 First Quarter Results – Executive Recruitment

Fee revenue was $127.4 million in Q1 FY’13, a decrease of $22.0 million, or 15%, when compared to fee revenue of $149.4 million in Q1 FY’12. Fee revenue decreased in all regions due to a 14% decrease in the number of executive recruitment engagements billed when compared to Q1 FY’12. On a constant currency basis, fee revenue decreased $16.8 million, or 11%.

Operating income was $22.4 million in Q1 FY’13 compared to operating income of $33.1 million in Q1 FY’12, a decrease of $10.7 million or 32%. This decrease is primarily attributed to the $22.0 million decrease in fee revenue in Q1 FY’13 as compared to Q1 FY’12, which was partially offset by a $10.3 million and $1.0 million decrease in compensation and benefits expense and general and administrative expenses, respectively, in the same period. The decrease in compensation and benefits expense primarily resulted from a decrease in performance related compensation expense and a 6% decrease in salaries and related payroll taxes due in large part to a 7% decline in the average number of consultants in Q1 FY’13 as compared to Q1 FY’12. The decrease in general and administrative expense was primarily due to a decrease in premise and office expense of $0.6 million and bad debt expense of $0.5 million. The decrease in premise and office expense was due to lower maintenance costs while the decrease in bad debt expense was due to a decline in historical bad debt trends.

Selected Leadership & Talent Consulting Data

(dollars in millions)

	First Quarter
	FY’13	FY’12
Fee revenue	$28.4	$26.7
Total revenue	$29.8	$27.4
Operating income	$4.3	$2.0
Operating margin	15.0%	7.4%

Ending number of consultants (a)	48	53
Staff utilization (b)	64%	61%

(a)	Represents number of employees originating consulting services.
(b)	Calculated by dividing the number of hours of our full-time professional staff, who recorded time to an engagement during the period, by the total available working hours for the professional staff during the same period.

Fiscal 2013 First Quarter Results – Leadership & Talent Consulting

Leadership & Talent Consulting serves as a bridge between a client’s business strategy and their talent strategy. Leadership & Talent Consulting combines intellectual content with traditional consulting services such as CEO & top team effectiveness, integrated talent management as well as leadership development & enterprise learning. Fee revenue was $28.4 million in Q1 FY’13, an increase of $1.7 million, or 6%, from $26.7 million in Q1 FY’12. The improvement in fee revenue was driven by an increase in fee revenue productivity per consultant and broad based client demand as demonstrated by an increase in the number of consulting clients. On a constant currency basis, fee revenue increased $2.5 million, or 9%.

Operating income was $4.3 million in Q1 FY’13 compared to operating income of $2.0 million in Q1 FY’12, an increase of $2.3 million, primarily due to the increase in fee revenue as described above, as well as slightly lower operating expenses.

Selected Futurestep Data

(dollars in millions)

	First Quarter
	FY’13	FY’12
Fee revenue	$30.9	$30.2
Total revenue	$33.0	$31.7
Operating income	$3.2	$2.8
Operating margin	10.3%	9.5%

Engagements billed	1,972	1,773
New engagements (a)	1,325	1,020

(a)	Represents new engagements opened in the respective period.

Fiscal 2013 First Quarter Results – Futurestep

Fee revenue was $30.9 million in Q1 FY’13, an increase of $0.7 million, or 2%, from $30.2 million in Q1 FY’12. The improvement in fee revenue was driven by an 11% increase in the number of engagements billed, which was partially offset by an 8% decrease in the weighted average fee per engagement. The increase in fee revenue was due to an increase in recruitment process outsourcing partially offset by a decrease in middle management recruitment. On a constant currency basis, fee revenue increased $2.2 million, or 7%.

Operating income was $3.2 million in Q1 FY’13 compared to operating income of $2.8 million in Q1 FY’12, an increase of $0.4 million, or 14%.

Outlook

We are confronting uncertainty and challenges in the global economy and financial markets, resulting in our clients operating with an abundance of caution when it comes to hiring decisions. As such, it continues to be difficult to accurately forecast business results. In light of these headwinds, the Company plans to take certain actions in Q2 FY’13 to better align its cost structure with expected revenue levels. Assuming economic conditions, financial markets and foreign exchange rates remain steady, Q2 FY’13 fee revenue is likely to be in the range of $180 million to $195 million and adjusted diluted earnings per share is likely to be in the range of $0.16 to $0.22, excluding $0.14 to $0.28 of estimated non-recurring costs. As measured by generally accepted accounting principles diluted earnings/loss per share is likely to be in the range of diluted loss per share of $0.12 to diluted earnings per share of $0.08.

Earnings Conference Call Webcast

The earnings conference call will be held today at 5:00 PM (EDT) and hosted by CEO Gary Burnison, CFO Robert Rozek and SVP Finance Gregg Kvochak. The conference call will be webcast and available online at www.kornferry.com, accessible through the Investor Relations section.

Korn/Ferry International (NYSE: KFY), with a presence throughout the Americas, Asia Pacific, Europe, the Middle East and Africa, is a premier global provider of talent management solutions. Based in Los Angeles, the firm delivers an array of solutions that help clients to attract, deploy, develop and reward their talent. Visit www.kornferry.com for more information on the Korn/Ferry International family of companies, and www.kornferryinstitute.com for thought leadership, intellectual property and research.

Forward-Looking Statements

Statements in this press release and our conference call that relate to future results and events (“forward-looking statements”) are based on Korn/Ferry’s current expectations. These statements, which include words such as “believes”, “expects” or “likely” include references to our outlook. Readers are cautioned not to place undue reliance on such statements. Actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties that are beyond the control of Korn/Ferry. The potential risks and uncertainties include those relating to competition, the dependence on attracting and retaining qualified and experienced consultants, maintaining our brand name and professional reputation, potential legal liability, the portability of client relationships, global and local political or economic developments in or affecting countries where we have operations, currency fluctuations in our international operations, risks related to the growth, alignment of our cost structure with our growth, restrictions imposed by off-limits agreements, reliance on information processing systems, cyber security vulnerabilities, limited protection of our intellectual property, our ability to enhance and develop new technology, the successful integration of acquired businesses, our ability to develop new products and services, our ability to successfully recover from a disaster or other business continuity problems, changes in our accounting estimates/assumptions, impairment of goodwill and other intangible assets, deferred tax assets and employment liability risk. For a detailed description of risks and uncertainties that could cause differences, please refer to Korn/Ferry’s periodic filings with the Securities and Exchange Commission. Korn/Ferry disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

This press release contains financial information calculated other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). In particular, it includes:

•	constant currency amounts that represent the outcome that would have resulted had exchange rates in the reported period been the same as those in effect in the comparable prior year period.

This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Management believes the presentation of non-GAAP financial measures in this press release provides meaningful supplemental information regarding Korn/Ferry’s performance as excluding the impact of exchange rate changes on Korn/Ferry’s financial performance allows investors to make more meaningful period-to-period comparisons of the Company’s operating results, to better identify operating trends that may otherwise be masked or distorted by exchange rate changes and to perform related trend analysis, and provides a higher degree of transparency of information used by management in its evaluation of Korn/Ferry’s ongoing operations and financial and operational decision-making.

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

	Three Months Ended July 31,
	2012	2011
	(unaudited)
Fee revenue	$186,694	$206,331
Reimbursed out-of-pocket engagement expenses	9,329	8,259

Total revenue	196,023	214,590

Compensation and benefits	128,036	137,371
General and administrative expenses	33,443	34,773
Engagement expenses	13,793	13,135
Depreciation and amortization	3,742	3,369

Total operating expenses	179,014	188,648

Operating income	17,009	25,942
Other loss, net	(1,017)	(2,022)
Interest expense, net	(599)	(581)

Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	15,393	23,339
Income tax provision	5,605	8,435
Equity in earnings of unconsolidated subsidiaries, net	630	507

Net income	$10,418	$15,411

Earnings per common share:
Basic	$0.22	$0.34

Diluted	$0.22	$0.33

Weighted-average common shares outstanding:
Basic	46,810	45,969

Diluted	47,655	47,299

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES

FINANCIAL SUMMARY BY SEGMENT

(in thousands)

(unaudited)

	Three Months Ended July 31,
	2012		2011	% Change
Fee Revenue:
Executive recruitment:
North America	$72,106		$79,924	(10%)
EMEA	29,823		38,831	(23%)
Asia Pacific	17,383		22,496	(23%)
South America	8,134		8,241	(1%)

Total executive recruitment	127,446		149,492	(15%)
Leadership & Talent Consulting	28,392		26,641	7%
Futurestep	30,856		30,198	2%

Total fee revenue	186,694		206,331	(10%)
Reimbursed out-of-pocket engagement expenses	9,329		8,259	13%

Total revenue	$196,023		$214,590	(9%)

		Margin		Margin
Operating Income:
Executive recruitment:
North America	$18,074	25.1%	$21,525	26.9%
EMEA	1,788	6.0%	5,004	12.9%
Asia Pacific	498	2.9%	3,871	17.2%
South America	2,089	25.7%	2,670	32.4%

Total executive recruitment	22,449	17.6%	33,070	22.1%
Leadership & Talent Consulting	4,262	15.0%	1,967	7.4%
Futurestep (1)	3,182	10.3%	2,856	9.5%
Corporate	(12,884)		(11,951)

Total operating income	$17,009	9.1%	$25,942	12.6%

(1)	The Company revised the presentation for expenses that are not directly associated with Futurestep resulting in an increase in Futurestep’s operating income of $0.5 million offset by a decrease in Executive recruitment operating income in the three months ended July 31, 2011.

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	July 31, 2012	April 30, 2012
	(unaudited)
ASSETS
Cash and cash equivalents	$196,372	$282,005
Marketable securities	31,021	40,936
Receivables due from clients, net of allowance for doubtful accounts of $9,599 and $9,437 respectively	137,358	126,579
Income taxes and other receivables	11,667	11,902
Deferred income taxes	7,299	10,830
Prepaid expenses and other assets	29,729	27,815

Total current assets	413,446	500,067

Marketable securities, non-current	105,526	94,798
Property and equipment, net	48,988	49,808
Cash surrender value of company owned life insurance policies, net of loans	78,942	77,848
Deferred income taxes	53,969	57,290
Goodwill	171,538	176,338
Intangible assets, net	19,836	20,413
Investments and other assets	38,729	38,127

Total assets	$930,974	$1,014,689

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$15,230	$14,667
Income taxes payable	4,631	8,720
Compensation and benefits payable	79,387	160,810
Other accrued liabilities	38,440	37,527

Total current liabilities	137,688	221,724

Deferred compensation and other retirement plans	141,892	142,577
Other liabilities	20,437	20,912

Total liabilities	300,017	385,213

Stockholders' equity
Common stock: $0.01 par value, 150,000 shares authorized, 60,790 and 59,975 shares issued and 48,430 and 47,913 shares outstanding, respectively	420,891	419,998
Retained earnings	213,215	202,797
Accumulated other comprehensive (loss) income, net	(2,641)	7,191

Stockholders’ equity	631,465	629,986
Less: notes receivable from stockholders	(508)	(510)

Total stockholders’ equity	630,957	629,476

Total liabilities and stockholders’ equity	$930,974	$1,014,689